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                                                                     Exhibit 4.2

No._______________                                                $_____________

                       SPECIALTY CHEMICAL RESOURCES, INC.
                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2008

         SPECIALTY CHEMICAL RESOURCES, INC., a Delaware corporation, for value received, hereby promises to pay to _______________________ or registered assigns the principal sum of _______________________________________________
Dollars ($____________) on _______________.

         Interest on this Note shall be paid at maturity.

         Additional provisions of this Note are set forth on the reverse side hereof.


Dated:  ____________, 1998              SPECIALTY CHEMICAL
                                        RESOURCES, INC.


                                        By:
                                            ------------------------------

                                        By:
                                            ------------------------------

Certificate of Authentication:
Bank One, N.A., as Trustee
certifies that this is one of the
Securities referred to in the within
mentioned Indenture.


By:
   ------------------------------
     Authorized Signatory


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                       SPECIALTY CHEMICAL RESOURCES, INC.
                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2008

         1. INTEREST. Specialty Chemical Resources, Inc. ("Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The interest on this Note will accrue and compound semi-annually on each ____________ and ____________ from the date of this Note and will be paid along with the principal amount of this Note on ___________, 2008 (the "Maturity Date"). The interest will be payable in cash, or at the Company's option, in Company common stock, par value $.10 per share ("Common Stock"), and will be computed on the basis of a 360-day year of twelve 30-day months. Interest will not be paid until the Maturity Date or until redemption of this Note as permitted below.

         2. METHOD OF PAYMENT. The Holder must surrender this Note to a Paying Agent to collect the principal payment and accrued interest thereon due at maturity. The Company will pay principal and interest at the offices or the agencies of the Company maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check or its agent's check payable in such money and may mail such an interest check to the Holder's registered address. Notwithstanding the foregoing, in the event the Company elects to pay the accrued interest due to the Holder by delivery of Common Stock in lieu of cash, the Company will deliver stock certificate(s) representing the number of shares of Common Stock such Holder is entitled to receive calculated by dividing the aggregate amount of accrued interest due under this Note by the Conversion Price (as discussed below) to such Holder's registered address.

         3. REGISTRAR AND PAYING AGENT. Initially, Bank One, N.A. ("Trustee") will act as Registrar, Paying Agent and Conversion Agent. The Company may change any Registrar, co-registrar, Paying Agent or Conversion Agent without notice to the Holder of this Note. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or Conversion Agent, except under certain circumstances specified in the Indenture.

         4. INDENTURE. The Company issued this Note under an Indenture, dated as of ____________, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sec. 77aaa-77bbbb), as in effect on the date of the Indenture (the "Act"), as if the Indenture were governed by the same. This Note is subject to all such terms and the Holder of this Note is referred to the Indenture and such Act for a statement of them. The Holder, by virtue of his acceptance of this Note, agrees to be bound by the terms of this Note and by the terms of the Indenture. The Notes are unsecured general obligations of the Company limited to $1,800,000 in original principal amount.

         5. REDEMPTION. The Company may redeem this Note at any time, or from time to time, on or after ___________, 2001 and prior to the Maturity Date, at a Redemption Price equal to the applicable percentage of the principal amount so being redeemed determined as set forth below, in each case together with interest accrued to the Redemption Date:

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
                                                                 Redemption
              From                    To (Inclusive)                Price
              ----                    --------------                -----

         ___________, 2001            __________, 2001               110%

         ___________, 2002            __________, 2002               108%

         ___________, 2003            __________, 2003               106%

         ___________, 2004            __________, 2004               104%

         ___________, 2005            __________, 2005               102%

         ___________, 2006             and thereafter                100%

         In addition, the Company may offer to redeem all the then outstanding Notes at a Redemption Price equal to 105% of the principal amount thereof plus accrued interest if a Change of Control (as defined below) occurs.

         6. NOTICE OF REDEMPTION. Notice of redemption containing the information prescribed in the Indenture will be mailed at least 30 days before the Redemption Date to each Holder of a Note to be redeemed at his registered address. Notes in the denomination of $100 may be redeemed only in whole. Notes in denominations larger than $100 may be redeemed in part, but only in integral multiples of $100. On and after the Redemption Date, interest ceases to accrue on this Note or the portions of this Note called for redemption.

         7. CONVERSION. A Holder of this Note may convert the principal amount of this Note only in whole if the principal amount is $100, or, if in a denomination greater than $100, any portion hereof that is an integral multiple of $100, into Common Stock of the Company at the Conversion Price: (i) at any time after ____________, 2001 and before the close of business on the Maturity Date, (ii) in the event of an "Election Contest," or (iii) in the event of a "Change of Control." In addition, if this Note is called for redemption, the Holder may convert it at any time before the close of business on the day prior to the Redemption Date. "Election Contest" means any filing pursuant to Rule 14a-11 under the Securities Exchange Act of 1934, as amended, by any Person or group of Persons for the purpose of opposing a solicitation by the Company with respect to the election of directors of the Company. Interest on this Note will accrue through the date that this Note has been surrendered for conversion and will, at the Company's option, be payable in cash or be converted into Common Stock of the Company along with the principal amount of this Note. "Change of Control" means the acquisition (or the announcement of an intent to acquire), directly or indirectly, by any Person (as defined in the Indenture) or group of Persons acting together, for a similar purpose, other than the "Stockholders Group," or any of them or the Affiliates (as defined in the Indenture) of beneficial ownership of shares of the Capital Stock of the Company in such amount that, after giving effect to such acquisition, such Person or Persons shall be entitled to vote 25% or more of the shares entitled to vote, as at such date, in the election of directors of the Company. The "Stockholders Group" means Edwin M. Roth, Corey B. Roth, CEW Partners, and Martin Trust.

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         The initial Conversion Price is $0.50 per share. The Conversion
Price is subject to adjustments as specified in the Indenture. No fractional shares of Common Stock shall be issued upon conversion, but, instead, to the extent that any fraction of a share would otherwise be issuable, the Company will round such fraction of a share up to the nearest whole share.

         To convert this Note under this Section 7, a Holder must (i) complete and sign the conversion notice on the back of this Note, (ii) surrender this Note to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (iv) pay any transfer tax or similar tax if required.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert this Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another.

         8. SUBORDINATION. The Notes are subordinated in right of payment to all Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Holder by accepting a Note agrees to the subordination and authorizes the Trustee to give it effect. Each Holder by accepting a Note also agrees to be bound by the provisions of the Indenture and the limitations contained therein. The Notes are in pari passu to the Company's 6% Convertible Subordinated Notes due 2006 issued pursuant to an Indenture dated as of October 15, 1996 between the Company and the Trustee.

         9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are issuable only in registered form, without coupons, in denominations of $100 and integral multiples of $100. The Holder may register the transfer of or exchange this Note in accordance with the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. UNCLAIMED MONEY. If money or securities for the payment of principal or interest on any Note remains unclaimed for two years, the Trustee and the Paying Agent will pay the money and deliver any stock certificates back to the Company at its request. After such time, Holders entitled to the money and/or securities must look to the Company for payment unless a law governing abandoned property designates another person.

         12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture and Notes will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment or conversion of all the Notes or upon the irrevocable deposit with the Trustee or Paying Agent (if other than the Company) of funds or U.S. Government Obligations sufficient to pay the principal of and interest accrued on the Notes to the Maturity Date or Redemption Date. In the case of such a deposit, Holders must look to the deposited money for payment.


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         13. AMENDMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Subject to the Indenture, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holder.

         14. SUCCESSORS. When a successor to the Company as a result of a permitted merger, consolidation or sale of assets assumes all the obligations of the Company under the Notes and the Indenture, the Company will be released from those obligations.

         15. DEFAULTS AND REMEDIES. If an Event of Default, as defined in the Indenture, including but not limited to, failure to pay principal or interest when such payment is due, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Notes may declare all the Notes together with accrued interest thereon to be due and payable immediately in the manner, with the effect and subject to the limitations provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security therefor satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Defaults or Events of Default.

         16. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         17. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         18. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the front side of this Note.

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         19. LEGAL HOLIDAYS. If a payment date is not a "Business Day" (i.e., a day other than a Saturday, Sunday, legal holiday or other day on which banks and trust companies in the city where the Trustee is located are not required to be open), then payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

         20. DEFINITIONS. All capitalized terms used in this Note that are defined in the Indenture and not otherwise defined in this Note shall have the meanings assigned to them in the Indenture; provided, however, that as used herein "Note" or "Notes" shall have the same meaning as "Security" or "Securities" under the Indenture.

         21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         22. COPY OF INDENTURE. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Specialty Chemical Resources, Inc., 9055 South Freeway Drive, Macedonia, Ohio 44056, Attention:
Secretary.

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                                 ASSIGNMENT FORM
                                 ---------------


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                     Signature:
        ----------------               -----------------------------------------

                                       -----------------------------------------

                                       (Sign  exactly  as name  appears on the
                                       other side of this Note)

Signature Guarantee:
                    -----------------------
(to be signed by a New York commercial bank or trust company or a member of the New York
Stock Exchange)


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                                CONVERSION NOTICE
                                -----------------


         To convert this Note into Common Stock of the Company, check the box.
         [ ]

         To convert only part of this Note in the amount of $100 or integral multiples thereof, state the amount: $____________________________

         If you want the stock certificate made out in another person's name, fill in the form below and have your signature guaranteed:

        -----------------------------------------------------------------
            (Insert other persons's social security or tax ID number)


Dated:                     Signature:
        ----------------              ------------------------------------------

                                      ------------------------------------------
                                      (Sign exactly as name appears on the
                                      other side of this Note)

Signature Guarantee:
                    -----------------------
(to be signed by a New York commercial bank or trust company or a member of the New York
Stock Exchange)


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